UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07          Submission of Matters to a Vote of Security Holders.

(d) At the Annual Meeting of Stockholders of ARIAD Pharmaceuticals, Inc. (the “Company”) held on June 23, 2011, a plurality of the Company’s shares represented at the Annual Meeting favored an annual advisory vote on the compensation of the Company’s named executive officers. After considering these voting results and other factors, the Company’s Board of Directors (the “Board”) has decided that the Company will conduct an annual advisory vote on the compensation of the Company’s named executive officers. The Company will continue to hold annual advisory votes until the Board decides to hold the next shareholder advisory vote on the frequency of advisory votes.

The results of the stockholder vote at the Annual Meeting were disclosed by the Company on a Current Report on Form 8-K filed on June 23, 2011 (the “Original Report”). This Current Report on Form 8-K/A amends the Original Report solely for the purpose of disclosing the Board’s decision on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

Date:	September 23, 2011	By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

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